ATTORNEYS AT LAW

Exhibit 10(a)

1025 Thomas Jefferson Street, NW | Suite 400 West

Washington, DC 20007-5208

202.965.8100 | fax 202.965.8104

www.carltonfields.com

Atlanta

Hartford

Los Angeles

Miami

New York

Orlando

Short Hills, NJ

Tallahassee

Tampa

Washington, DC

West Palm Beach

April 12, 2019

Great-West Life & Annuity Insurance Company of New York

489 Fifth Avenue, 28th Floor

New York, New York 10017

Re:	Variable Annuity-1 Series Account

Post-Effective Amendment No. 9 to Registration Statement on N-4

File Nos. 333-194044 and 811-08183

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company of New York, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields, P.A.

Carlton Fields, P.A.

117779540.1	Carlton Fields, P.A. Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.